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                                   EXHIBIT 11
                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                                                                      1998                 1997
                                                                                ---------------      --------------
BASIC
  Weighted average shares outstanding                                               10,318,000           8,414,300
  Issuable shares, acquisition of The Farris Group                                           -             406,700
                                                                                ---------------      --------------
                                                                                    10,318,000           8,821,000
                                                                                ===============      ==============

  Net loss                                                                         $(1,963,507)        $  (648,022)
  Conversion discount on preferred stock                                               (25,372)                  -
  Preferred stock accretion and dividend requirements                               (1,098,121)             (9,863)
                                                                                ---------------      --------------
  Loss attributable to common shareholders                                         $(3,087,000)        $  (657,885)
                                                                                ===============      ==============

  Basic loss per share                                                             $     (0.30)        $     (0.07)
                                                                                ===============      ==============

DILUTED
  Weighted average shares outstanding                                               10,318,000           8,414,300
  Issuable shares, acquisition of The Farris Group                                           -             406,700
                                                                                ---------------      --------------
                                                                                    10,318,000           8,821,000
                                                                                ===============      ==============

  Net loss                                                                         $(1,963,507)        $  (648,022)
  Conversion discount on preferred stock                                               (25,372)                  -
  Preferred stock accretion and dividend requirements                               (1,098,121)             (9,863)
                                                                                ---------------      --------------
  Loss attributable to common shareholders                                         $(3,087,000)        $  (657,885)
                                                                                ===============      ==============

  Diluted loss per share                                                           $     (0.30)        $     (0.07)
                                                                                ===============      ==============
  Additional Fully Diluted Calculation:
   Loss attributable to common shareholders, above                                 $(3,087,000)        $  (657,885)
                                                                                ===============      ==============
  Additional adjustment to weighted average number of shares:
   Weighted average number of shares as adjusted per above                          10,318,000           8,821,000
   Diluted effect of contingently issuable shares, stock options and
     convertible preferred stock                                                     3,474,000             160,000
                                                                                ---------------      --------------
   Weighted average number of shares, as adjusted                                   13,792,000           8,981,000
                                                                                ===============      ==============

  Diluted loss per share, as adjusted                                              $     (0.22)(A)     $     (0.07)(A)
                                                                                ===============      ==============

(A) - This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.
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